EXHIBIT 23.3



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-8 pertaining to the Highlands Insurance Group, Inc. 1995 Stock Option Plan, Highlands Insurance Group, Inc. 1995 Directors Stock Plan, Highlands Insurance Group, Inc. Annual Incentive Plan, and Highlands Insurance Group 1997 Restricted Stock Plan, of our report dated March 8, 1996 included in Highlands Insurance Group, Inc.'s Form 10-K for the year ended December 31, 1996.




                                    /s/Arthur Andersen LLP
                                    Arthur Andersen LLP



Houston, Texas
August 25, 1997